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Exhibit 5.6

CONSENT OF EXPERTS

        We hereby consent to the reference in this Registration Statement on Form F-10 of Yamana Gold Inc. on our report jointly authored with International Mining Consultants, Inc. entitled "Chapada Copper-Gold Project, Goias State, Brazil — Technical Report pursuant to National Instrument 43-101 of the Canadian Securities Administrators" dated August 2004. We also consent to the reference to us under the heading "Interests of Experts" in the Annual Information Form incorporated by reference in this Registration Statement.

HATCH LTD.
	By:	/s/ MARYANN CRICHTON
Name: MaryAnn Crichton Title: Global Head, Investment and Business Planning
Date: June 16, 2005

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CONSENT OF EXPERTS